UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2006 (November 9, 2006)

Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, the Company’s former PHH Corporation subsidiary filed a Current Report on Form 8-K on October 30, 2006 in which PHH reiterated that the resolution of certain accounting matters is expected to result in changes to PHH’s previously filed financial statements.

The Company has completed its review of these and other accounting matters evaluated by PHH and, on November 9, 2006, concluded that such matters will require a restatement of certain of the Company’s previously filed financial statements to address these matters, which include the allocation of the purchase price among current and former business units associated with the Company’s 2001 acquisition of Avis Group Holdings (then parent of PHH’s fleet management and Wright Express fuel card businesses) and a change to disaggregate two of the businesses acquired for purposes of testing goodwill impairment. Such re-allocation and change in aggregation will result in (i) a restatement of the gain recorded upon the initial public offering of Wright Express in first quarter 2005; (ii) a prior period impairment charge, which in turn will result in a restatement of the impairment charge recorded upon the spin-off of PHH in first quarter 2005; and (iii) a restatement of certain of our expenses. Such changes will be reflected principally in the discontinued operations of Avis Budget and, with respect to continuing operations, are expected to decrease our aggregate net income over the period of 2001-2004 by an immaterial amount.

In addition, we expect to record additional adjustments to discontinued operations over the period of 2001-2005 which are expected to increase the Company’s aggregate net income over that period (with a corresponding offsetting decrease to net income for periods prior to 2001).

Accordingly, our previously issued financial statements for the years ended December 31, 2005, 2004 and 2003 as well as for the three and six months ended March 31 and June 30, 2006, respectively, should no longer be relied upon.

Since PHH has neither re-filed its prior financial statements nor, to the Company’s knowledge, completed its evaluation of all such accounting matters, there can be no assurance that the Company will not receive additional information from PHH that is inconsistent with the information received to date, which could cause further or different changes to the Company’s previously filed financial statements.

We currently expect to file our Quarterly Report on Form 10-Q for the period ended September 30, 2006 on or prior to November 20, 2006 and we expect that the financial statements to be included in such Quarterly Report will properly reflect all applicable period adjustments relating to the restatement. Following the filing of our Form 10-Q, we intend to file restated financial statements for the additional periods described above to correct these errors as soon as practicable.

The Company’s management and Audit Committee have discussed the matters disclosed in this filing with our independent registered public accounting firm, Deloitte & Touche LLP.

Item 7.01 Regulation FD Disclosure.

On November 15, 2006, we announced that we have provided to the trustee the financial information for Avis Budget Car Rental and its subsidiaries, the companies that comprise our vehicle rental business, as required by Avis Budget Car Rental’s indenture and such information is available on our web site at www.avisbudgetgroup.com.

Our press release announcing the posting of such financial information is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated November 15, 2006.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to our ability to complete the calculations required by the transactions related to the separation of Cendant Corporation in order meet our expected timing for our Form 10-Q for third quarter 2006 and the timely receipt of additional information from PHH and whether that information is inconsistent with the information received to date. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in our Form 10-Q for the quarter ended June 30, 2006, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ John T. McClain
John T. McClain Senior Vice President and Chief Accounting Officer

Date: November 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 15, 2006.